Exhibit 23.4

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated October 31, 2025, relating to the consolidated financial statements of Mobile-health Network Solutions and its subsidiaries, appearing in Amendment No. 1 to the Registration Statement on Form F-1 of Mobile-health Network Solutions, and to the reference to our firm under the heading “Experts” in such Registration Statement

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

April 9, 2026

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